Exhibit 99.02












                     Option, Transfer and Registration Agreement

                                        among

                          United States Filter Corporation,

                            Edmundson International, Inc.,

                                 Hajoca Corporation,

                                 Christopher M. Pappo

                                         and

                                   Richard J. Klau

                                     dated as of


                                   October 28, 1996

                     Option, Transfer and Registration Agreement
                                        among
                          United States Filter Corporation,
                            Edmundson International, Inc.,
                                 Hajoca Corporation,
                                 Christopher M. Pappo
                                         and
                                   Richard J. Klau
                                     dated as of
                                   October 28, 1996

                                  TABLE OF CONTENTS

                                                                       PAGE

          1.   Certain Definitions  . . . . . . . . . . . . . . . .       1
          2.   Restrictions on Transferability  . . . . . . . . . .       2
          3.   Restrictive Legends  . . . . . . . . . . . . . . . .       2
          4.   Notice of Proposed Transfers . . . . . . . . . . . .       3
          5.   Initial Registration of Debt Repayment Shares  . . .       4
          6.   Demand Registration  . . . . . . . . . . . . . . . .       4
          7.   Plan of Distribution . . . . . . . . . . . . . . . .       6
          8.   Company Registration . . . . . . . . . . . . . . . .       6
          9.   Expenses of Registration . . . . . . . . . . . . . .       7
          10.  Indemnification  . . . . . . . . . . . . . . . . . .       7
          11.  Obligations of the Company . . . . . . . . . . . . .       9
          12.  Securities Law Compliance  . . . . . . . . . . . . .      10
          13.  Standoff Agreement   . . . . . . . . . . . . . . . .      11
          14.  Rule 144 Requirements  . . . . . . . . . . . . . . .      11
          15.  Put Right and Call Offer   . . . . . . . . . . . . .      11
          16.  Amendment  . . . . . . . . . . . . . . . . . . . . .      13
          17.  Investment Representation. . . . . . . . . . . . . .      13
          18.  Notices, etc.. . . . . . . . . . . . . . . . . . . .      13
          19.  Entire Agreement; Severability . . . . . . . . . . .      14
          20.  Governing Law  . . . . . . . . . . . . . . . . . . .      14
          21.  Counterparts . . . . . . . . . . . . . . . . . . . .      14

                     OPTION, TRANSFER AND REGISTRATION AGREEMENT

               This Option, Transfer and Registration Agreement
          ("Agreement") is entered into as of October 28, 1996 among United States Filter Corporation, a Delaware corporation (the
          "Company"), Edmundson International, Inc., a California corporation ("Edmundson"), Hajoca Corporation, a Maine corporation ("Hajoca"), Christopher M. Pappo ("Pappo") and Richard J. Klau ("Klau"), with reference to certain shares of Common Stock, $.01 par value (the "Common Stock") of the Company.


               1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                    "Commission" shall mean the United States Securities
               and Exchange Commission or any other federal agency at the time administering the Securities Act.

                    "Debt Repayment Shares" shall mean Registrable Shares
               issued in repayment of the Insider Company Debt as defined in the Stock Purchase Agreement.

                    "Equity Shares" shall mean Registrable Shares other
               than the Debt Repayment Shares.

                    "Exchange Act" shall mean the United States Securities
               Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time and any successor thereto.

                    "Holders" shall mean Edmundson, Hajoca, Pappo and Klau.

                    "Restricted Shares" shall mean the shares of the
               Company required to bear the legend set forth in paragraph
               (a) of Section 3 hereof.

                    "Registrable Shares" shall mean the Shares; provided,
               however, that Shares shall be treated as Registrable Shares only if and so long as they have not been (i) sold in a public distribution or a public securities transaction, or
               (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act as a result of which all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                    The terms "register", "registered" and "registration"
               refer to a registration effected by preparing and filing a registration statement in compliance with the Securities

               Act, and the declaration or ordering of the effectiveness of such registration statement.

                    "Registration Expenses" shall mean all registration,
               qualification and filing fees, fees and disbursements of counsel for the Company, accounting fees incident to any such registration, state securities or blue sky fees and expenses, printing expenses, transfer agent and registrar fees, reasonable fees and expenses of any special experts retained by the Company in connection with any such registration, and any listing fees.

                    "Rule 144" shall mean Rule 144 promulgated under the
               Securities Act, as such Rule shall be in effect at the time, and any successor thereto.

                    "Securities Act" shall mean the United States
               Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                    "Selling and Distribution Expenses" shall mean all
               underwriting discounts, selling commissions and stock transfer taxes attributable to the sale of Shares by the Holders and any out-of-pocket expenses of the Holders incurred in connection with the registration of Shares, including, without limitation, fees and disbursements of counsel for the Holders if such counsel is not also counsel for the Company and marketing expenses.

                    "Shares" shall mean the 3,201,507 shares of Common
               Stock issued to or for the benefit of the Holders on the date hereof and any shares of Common Stock issued in respect thereof in connection with stock splits, stock dividends or distributions, or combinations or similar recapitalizations, on or after the date hereof.

                    "Stock Purchase Agreement" shall mean the Stock
               Purchase Agreement dated as of September 10, 1996, as amended October 28, 1996, by and among the parties hereto and WaterPro Supplies Corporation.

               2. Restrictions on Transferability. The Shares may be sold, assigned, transferred or pledged only in accordance with the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.

               3.   Restrictive Legends.

                    (a) Each certificate representing Shares shall (unless otherwise permitted by subsection (c) of this Section 3 or
          Section 4) be stamped with the following legend:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH REGISTRATION IS NOT REQUIRED.

                    (b) Each certificate representing Shares shall also be stamped with the following legend:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT BETWEEN CERTAIN STOCKHOLDERS AND THE CORPORATION WHICH INCLUDES RESTRICTIONS ON CERTAIN SALES OF THE SECURITIES. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

                    (c) Each Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer established in this Agreement. The legend placed on any certificate pursuant to Section 3(a) and any notations or instructions with respect to the Restricted Shares represented by such certificate will be promptly removed, and the Company will promptly issue a certificate without such legend to the Holder of such Restricted Shares (i) if such Restricted Shares are registered under the Securities Act (but only in connection with the actual sale of such securities) and a prospectus meeting the requirements of Section 10 of the Securities Act is available or
          (ii) if the Holder thereof satisfies the requirements of Rule 144(k) and, where reasonably determined necessary by the Company, provides the Company with an opinion of counsel for the Holder of the Shares, both such counsel and such opinion being reasonably satisfactory to the Company, to the effect that (A) the Holder meets the requirements of Rule 144(k) or (B) a public sale, transfer or assignment of the Shares may be made without registration.

               4. Notice of Proposed Transfers. The holder of each certificate representing Restricted Shares by acceptance thereof agrees to comply in all respects with the provisions of this
          Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall notify the Company in writing of such Holder's intention to effect such sale, assignment, transfer or pledge and the intended manner and circumstances thereof in reasonable detail. If requested by the Company, any such notice shall be accompanied at such Holder's expense by a written opinion of legal counsel who is, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of Restricted Shares may be effected without registration under the Securities Act, and by such certificates and other information as the Company may reasonably require to confirm such opinion, whereupon the Holder of such Restricted Shares shall be entitled to transfer such Restricted Shares in the manner contemplated by such opinion. Each certificate evidencing the Restricted Shares transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3(a) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such Holder and the Company such legend is not required in order to establish compliance with any provisions of the Securities Act. So long as such restrictive legend shall be required to remain on any such certificates, the transfer of the Restricted Shares represented thereby shall be conditioned upon the transferee thereof becoming a party hereto (except that such transferee shall have no rights under Sections 5, 6 or 8 hereof unless the transferee is a Holder).

               5. Initial Registration of Debt Repayment Shares. The Company shall file a shelf registration statement on Form S-3 (or successor form) covering the Debt Repayment Shares under the Securities Act as expeditiously as reasonably possible following the date of this Agreement, shall use its best efforts to cause such registration statement to become effective, and shall keep such registration statement effective until the earlier of (i) the distribution by Edmundson of all of the Debt Repayment Shares or (ii) the day after all of the following shall have been true on each of 60 days (which need not be consecutive): (a) the registration statement shall have been effective and (b) the prospectus included in the registration statement shall have been current for purposes of the methods of distribution of the Debt Repayment Shares set forth in the registration statement. Notwithstanding the foregoing, the Company shall not be required to file a registration statement covering the Debt Repayment Shares or to cause such a registration statement to become effective at any time when the Holders would be required to refrain from selling Registrable Shares pursuant to Section 12(b) hereof.

               6. Demand Registration. In case the Company shall receive a written request from Edmundson that the Company effect a registration with respect to the Equity Shares, the Company will:

                    (a) promptly give written notice of the proposed registration to all other Holders of Equity Shares; and

                    (b) file a shelf registration statement (on Form S-3 or successor form) with the Commission within 120 days after Edmundson's request and use its best efforts to effect such registration as would permit or facilitate the sale and distribution of all Equity Shares; and

                         Provided further, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 6:

                         (A) Unless Edmundson's request is made under one of the following circumstances:

                              (I)  such request is received by the Company
                                   during the period commencing six months
                                   after the date hereof and ending twelve
                                   months after the date hereof (the "First
                                   Window") and the Company has not
                                   previously effected a registration
                                   pursuant to a request received during
                                   the First Window; or

                              (II) such request is received by the Company
                                   during the period commencing twelve
                                   months after the date hereof and ending
                                   twenty-four months after the date hereof
                                   (the "Second Window"), the Company has
                                   not previously effected a registration
                                   pursuant to a request received during
                                   the Second Window and the holding period for the Equity Shares as may be then specified in Rule 144 has not expired; provided, however, the Holders may make an aggregate of two registration requests during the Second Window if:
                                   (x) a registration requested during the
                                   First Window was not effected by reason
                                   of subsection (B) or (C) below, and (y)
                                   in the case where the First Window
                                   registration request was not effected by reason of subsection (B) below, the registration statement referred to therein did not include all Equity Shares which were requested to be so included or Equity Shares were not entitled to be so included;

                         (B) During any period of time (not exceeding 60 days) when the Company is contemplating the filing of a registration statement or a private placement with respect to a public offering or private placement of its securities and is advised in writing by its investment banking firm that such public offering or private placement would in its opinion be adversely affected by the requested registration, and during a period ending 60 days following the completion of any such offering; and

                         (C)  At any time when the Holders would be
                              required to refrain from selling Registrable
                              Shares pursuant to Section 12(b) hereof.

               7.   Plan of Distribution.

                    (a) The distribution of Registrable Shares pursuant to a registration under Section 5 or 6 shall be effected, whether from time to time or at one time, only (i) by or through such investment banking firm or firms as may be designated by the Company in connection with the filing of the applicable registration statement, acting in such capacity (as broker, dealer, principal or otherwise), and receiving such compensation, as may be agreed by Edmundson and such investment banking firm or firms, or (ii) in private transactions as to which the Company shall have been given at least two business days' prior written notice describing the terms of the proposed transaction(s), unless the Company shall have identified prior to the expiration of such two-day period a substitute purchaser for all of the Registrable Shares identified in such notice on terms at least as favorable to the Holders as the terms specified in such notice, in which event such Registrable Shares shall be sold to such substitute purchaser (which may be the Company).

                    (b) The Company shall give the Holder or Holders of Registrable Shares to be included in any registration statement at least ten (10) days written notice prior to the filing of a registration statement pursuant to Section 5 or 6. Such Holder or Holders shall advise the Company in writing within five (5) days of receipt of such notice of the terms of its compensation arrangements with the designated investment banking firm or firms, the capacity in which such firm or firms will act, the distribution proposed by such Holder or Holders, and such information regarding such Holder or Holders and the shares of Common Stock held by them as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                    (c) The Holders shall not be entitled to effect a distribution under Section 5 or 6 by means of an underwritten offering, except as provided in Section 8 or otherwise provided herein.

                    (d) The Holders shall be entitled to exclude from any registration effected pursuant to Section 5 or 6 any shares of Common Stock held by others having rights to include shares in registrations effected by the Company if the investment banking firm or firms designated under subsection (a) hereof determines that marketing factors require a limitation of the number of shares to be included in such registration.

                    (e) The Company hereby represents and warrants that it has no agreement, undertaking or other arrangement granting to any third party the right (whether demand, piggyback or otherwise) to require the Company to register any class of shares of its capital stock, outstanding as of the date of this Agreement, except as disclosed on Schedule 7(e).

               8.   Company Registration.

                    (a) Notice of Registration. If, at any time or from time to time, the Company shall determine to register any of its Common Stock, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, for distribution pursuant to an underwritten offering, the Company will (i) promptly give to each Holder written notice thereof, and (ii) include in such registration (and any related qualification under blue sky laws or other compliance), subject to Section 8(b), all the Registrable Shares specified in a written request or requests made by any Holder within 30 days after its receipt of such written notice from the Company.

                    (b) Underwriting. The right of any Holder to registration pursuant to this Section 8 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute all or a portion of their Registrable Shares through such underwriting shall (together with the Company and the other holders distributing shares of Common Stock through such underwriting), if required by the managing underwriter of such offering, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration), and shall provide to the Company upon written request such information referenced in Section 7(b) hereof as may be specified in such request. Notwithstanding any other provision of this
          Section 8, if the managing underwriter in its sole discretion determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Shares to be included in such registration. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 8, and the number of Registrable Shares and other securities that may be included in the registration and underwriting by such Holders and such other holders shall be reduced by the number of shares determined by the managing underwriter not to be included in such registration, such cutback to be allocated among all Holders and such other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Shares held by such Holders and such other securities by such other holders. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

                    (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration under this Section 8 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

               9. Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Sections 5, 6 or 8 shall be borne by the Company. All Selling and Distribution Expenses attributable to the Registrable Shares registered on behalf of the Holders shall be borne by the Holders of the Registrable Shares included in such registration pro rata on the basis of the number of Registrable Shares so registered, except that Selling and Distribution Expenses relating to Debt

          Repayment Shares (other than any stock transfer taxes) shall be borne by the Company.

               10.  Indemnification.

                    (a) The Company will indemnify each Holder, each of its officers, directors, partners, employees and agents and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any other federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, employees and agents and each person controlling such Holder for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any written information furnished to the Company pursuant to an instrument duly executed by such Holder or controlling person and stated to be specifically for use therein.

                    (b) Each Holder will, if Registrable Shares held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only if and to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with any written information furnished to the Company pursuant to an instrument duly executed by such Holder and stated to be specifically for use therein.

                    (c)  Each party entitled to indemnification under this
          Section 10 (the "Indemnified Party") shall give written notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless, but only to the extent that, the failure to give such notice is actually prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                    (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any Holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
          Section 10 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10 provides for indemnification in such case, then, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as shall be finally determined and decided by a panel of three arbitrators, one selected by Edmundson, one selected by the Company and the third selected by the arbitrators selected by Edmundson and the Company; provided, however, that, in any such case, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               11. Obligations of the Company. Whenever required under this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably possible:

                    (a)  Prepare and file with the Commission a
          registration statement with respect to such Registrable Shares, and use its best efforts to cause such registration statement to become effective and to keep such registration statement effective (i) for the period provided in Section 5 in the case of a registration effected under that section and (ii) for up to 90 days in the case of a registration effected under Section 6.

                    (b) Prepare and file with the Commission such amendments and supplements to such registration statement as may be necessary (i) to update and keep such registration statement effective as provided in Section 11(a) above, (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement and (iii) to reflect a modification in the manner of distribution of the Registrable Shares.
          Notwithstanding anything else to the contrary contained herein, the Company shall not be required to disclose in any amendment or supplement to a registration statement or otherwise (x) any confidential information concerning any matter which is the subject of a notice given under Section 11(f) as to which the Company has a bona fide interest in withholding disclosure, or
          (y) historical financial statements or pro forma financial information required by Regulation S-X of the Commission in connection with a business acquisition or disposition prior to the date when such information would otherwise be required to be filed with the Commission (including extensions pursuant to Item 7(a)(4) of Form 8-K), except as provided in Section 11(f) hereof.

                    (c) Furnish to the Holders whose Registrable Shares have been included in a registration statement such numbers of copies of the registration statement and all amendments thereto, any prospectus included in such registration statement, including any preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

                    (d) Use its best efforts to register and qualify the Registrable Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders whose Registrable Shares have been included in such registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to execute and file a general consent to service of process in any such states or jurisdictions.

                    (e) In the event of any underwritten public offering contemplated by Section 8, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                    (f) Notify each Holder of Registrable Shares covered by a registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which the prospectus is used, and, except for periods not to exceed 180 days in each instance where the Company has a bona fide interest in withholding disclosure or the time period for filing with the Commission information referred to in Section 11(b)(y) has not expired, promptly prepare and furnish to such Holders a supplement or amendment to such prospectus, or otherwise update such prospectus through the filing of a Current Report on Form 8-K or otherwise, so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               12.  Securities Law Compliance.

                    (a) The Holder or Holders of Registrable Shares included in any registration pursuant to this Agreement covenant that they will comply with the Securities Act and with the Exchange Act with respect to any such registration, recognizing that the Company may notify such Holder or Holders in accordance with Section 11(f) that the registration statement is not then current.

                    (b) The Holders agree that, immediately upon receipt of a notification pursuant to Section 11(f), they will refrain from selling Registrable Shares under a registration statement filed pursuant to Section 5 or 6 of this Agreement until (i) subsequently notified by the Company that the registration is current as a result of actions taken by the Company pursuant to
          Section 11(f) or otherwise or (ii) receipt of a favorable opinion of counsel as hereinbelow provided. The Company agrees that it will consult with Edmundson or, at Edmundson's request, counsel for Edmundson, following the giving of any such notification, and that in the event Edmundson (or its counsel) is of the view that the Registrable Shares could be sold in compliance with the Securities Act and the Exchange Act without disclosure of the nonpublic information which is the subject of the notification, the parties hereto agree to be bound by an opinion of Kirkpatrick & Lockhart LLP or other counsel reasonably satisfactory both to Edmundson and the Company as to whether such sales can be made without violation of the Securities Act or the Exchange Act.

               13. Standoff Agreement. The Holders agree in connection with any registration of the Company's securities, upon request of the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Equity Shares (other than those included in such registration), without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 120 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.

               14.  Rule 144 Requirements.  The Company agrees to:

                    (a) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                    (b) furnish to any Holder of Registrable Securities upon request (i) a written statement by the Company as to its compliance with the requirements of Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such Holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing itself to sell any such securities without registration; and

                    (c) cooperate with any Holder in such manner as such Holder may reasonably request so as to enable sales made in compliance with the requirements of Rule 144 to be made in compliance with the requirements of any transfer agent, registrar or the broker through whom any sales are to be executed.

               15.  Put Right and Call Offer.

                    (a) Subject to Section 15(b) below, each Holder shall have the right to sell (a "Put Right") during the Put Right Exercise Period (as defined below), and upon exercise of that right the Company shall purchase, all or any portion of the Shares then owned by such Holder at a purchase price per Equity Share equal to 100% of the Average Specified Price (as defined below) during the Put Right Exercise Period, and at a purchase price per Debt Repayment Share equal to 100% of the Average Specified Price during the first 90 days of the Put Exercise Period. If the Put Right is not duly exercised during the Put Right Exercise Period, it shall expire at the end of the Put Right Exercise Period. A Put Right may be exercised only once by each Holder.

                    (b) The Company may offer to purchase from each Holder or from all of the Holders (a "Call Offer") during the Call Offer Period (as defined below) all or any portion of the Shares then owned by such Holders at a purchase price equal to 110% of the Average Specified Price (as defined below). The Holders may, at their option, accept such Call Offer upon written notice delivered to the Company within twenty business days after notice of the Call Offer is given to the Holders. If any Holder does not duly accept the Call Offer in accordance with the terms of the Call Offer and this Agreement, or if any such Holder accepts the Call Offer but subsequently does not sell to the Company the Shares agreed to be sold by such Holder to the Company within the period provided for in this Section 15, then both the Call Offer and all rights of the Holders under Section 15(a) with respect to the Shares subject to such Call Offer shall then immediately expire and be of no further force and effect.

                    (c) The "Average Specified Price" for each Share subject to a Put Right or a Call Offer shall be $33.125, which is equal the average of the closing prices of the Common Stock as reported by the New York Stock Exchange for each of the twenty-five trading days ending on the sixth to the last trading day preceding the date of this Agreement. The "Put Right Exercise Period" and the "Call Offer Period" shall each be the 90-day period commencing on the 60th day after the date of this Agreement. A Put Right may be exercised and a Call Offer may be made only by written notice to the Company or the Holders, as the case may be, and such notice shall contain the number of Shares to be purchased and the identity of the Holder selling such Shares. The purchase price payable upon purchase and sale of the Shares subject to a Put Right or Call Offer hereunder shall be paid in cash on the Closing Date (as defined below). In the event that such payment is not made on the Closing Date, the Holder of such Shares shall be entitled to receive a lump sum payment equal to 5% of the purchase price thereof.

                    (d) In the event of an exercise of a Put Right or the making of a Call Offer, the parties to such transaction shall mutually determine a closing date (a "Closing Date") which shall not be more than 30 days, subject to any applicable waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, after the date the Put Right is exercised or Call Offer is made and accepted by one or more Holders, as the case may be, or if any such day is not a business day, then the first business day thereafter. Such closing ("Closing") shall be held at 11:00 a.m., local time, at the principal executive office of the Company, or at such other time or place as the parties may agree. On the Closing Date of a purchase of Shares pursuant to this Section, the Holders shall deliver to the Company certificates, with stock powers duly endorsed in blank, representing the Shares to be purchased. In addition, if the person selling the Shares is the personal representative of a deceased Holder, the personal representative shall also deliver to the Company (i) copies of letters testamentary or letters of administration evidencing his appointment and qualification, (ii) a certificate issued by the Internal Revenue Service pursuant to Section 6325 of the United States Internal Revenue Code of 1986, as amended (the "Code"), discharging the Shares being sold from liens imposed by the Code (or, if it is not possible to obtain such certificate by the Closing Date, the sale of such Shares may be consummated and the proceeds placed in escrow pending receipt thereof), and (iii) an estate tax waiver issued by the state of the decedent's domicile.

               16. Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the Company and Edmundson. Any amendment or waiver effected in accordance with this Section 16 shall be binding upon each Holder of any Registrable Shares then outstanding, each future holder of any Shares who is a party to this Agreement, and the Company.

               17. Investment Representation. Each Holder hereby confirms and represents and warrants to the Company that such Holder is acquiring the Shares for investment only and not with a view to or in connection with any resale or distribution of the Shares.

               18. Notices, etc. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, courier service, United States mail (return receipt requested) or by facsimile, addressed as follows:

                    (a)  if to Edmundson and Hajoca, to:
                         Keith W. Colburn, President
                         Edmundson International, Inc.
                         P.O. Box 1287
                         Northbrook, IL  60065
                         Telecopy: (847) 498-7893

                         with a required copy to:
                         Bernard E. Lyons
                         Attorney at Law
                         1516 Pontius Avenue
                         Los Angeles, CA  90025
                         Telecopy: (310) 473-1746


                    (b)  if to Pappo, to:
                         Christopher M. Pappo
                         6811 Charis Court
                         Eden Prairie, Minnesota  55346
                         Telephone:  (612) 949-0546


                    (c)  if to Klau, to:
                         Richard J. Klau
                         18800 25th Avenue North
                         Plymouth, Minnesota  55447
                         Telephone: (612) 475-9150

                    (d)  if to the Company, to:
                         United States Filter Corporation
                         40-004 Cook Street
                         Palm Desert, CA  92211
                         FAX No. (612) 341-9368
                         Attn:  Chief Executive Officer
                         with a copy to:  General Counsel

          or to such other address or facsimile number of a party of which such party has given notice to the other parties pursuant to this Section.

               19. Entire Agreement; Severability. This Agreement and the Stock Purchase Agreement together with the Schedules and Exhibits thereto set forth all of the provisions, covenants, agreements, conditions and undertakings among the parties hereto with respect to the subject matter hereof. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

               20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws (other than those with respect to choice of law) of the State of Delaware. Each of the parties hereto agrees that all claims in any action or proceeding arising out of or related to this Agreement may be heard and determined in any Delaware state court or federal court sitting in the State of Delaware.

               21. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        UNITED STATES FILTER CORPORATION


                                        By: /s/ Damian C. Georgino
                                            -------------------------------
                                            Damian C. Georgino
                                            Vice President, General Counsel
                                             and Secretary

                                        EDMUNDSON INTERNATIONAL, INC.

                                        By: /s/ Bernard E. Lyons
                                            ------------------------------
                                        Name:
                                        Title:  Vice President



                                        HAJOCA CORPORATION



                                        By: /s/ Bernard E. Lyons
                                            ------------------------------
                                        Name:
                                        Title:  Vice President


                                        CHRISTOPHER M. PAPPO


                                        /s/ Christopher M. Pappo
                                        --------------------------------


                                        RICHARD J. KLAU



                                        /s/ Richard J. Klau
                                        --------------------------------

                                    Schedule 7(e)


          1. Transfer and Registration Agreement between United States Filter Corporation and Alcoa Securities Corporation dated as of December 31, 1991

          2. Transfer, Registration and Other Rights Agreement among United States Filter Corporation, Warburg, Pincus Capital Company, L.P. and Certain Individual Stockholders of United States Filter Corporation dated as of July 8, 1994

          3. Transfer, Registration and Other Rights Agreement among United States Filter Corporation, Laidlaw International Investments (Luxembourg) S.A., Laidlaw Investments (Barbados) Ltd., Marfit, S.p.A., Laidlaw, Inc. and Ing. Gilberto Cominetta dated as of August 31, 1994

          4. Option and Registration Rights Agreement among United States Filter Corporation, Florence E. Stockdale, James Timothy Stockdale, William E. Stockdale III, John Christopher Stockdale, Melody S. Williamson and Katharine S. Price dated as of August 10, 1995

          5. Transfer and Registration Agreement among United States Filter Corporation, John Hancock Capital Growth Fund IIB Limited Partnership, John Hancock Capital Growth Fund III Limited Partnership, Carl C. Landegger, Trustee and The Black Clawson Company dated as of May 31, 1996

          6. Option, Transfer and Registration Agreement among United States Filter Corporation, Thomas J. Goulet and M&I Ventures Corporation dated as of September 30, 1996

          7. Transfer and Registration Agreement among United States Filter Corporation, CGW Southeast Partners I, L.P., Harry K. Hornish, Jr., Micky Jordan and Mechelle L. Slaughter dated as of October 25, 1996

          8. Option, Transfer and Registration Agreement among United States Filter Corporation and NI Industries, Inc. dated as of October 24, 1996